Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Mellanox Technologies, Ltd.’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2017.

/s/ Kost, Forer, Gabbay and Kasierer

KOST FORER GABBAY & KASIERER
A Member of EY Global

Tel-Aviv, Israel
July 25, 2018